Exhibit 5.1

September 11, 2017

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Ladies and Gentlemen:

We have acted as Nevada counsel to Eldorado Resorts, Inc. (the “Company”), and each of the Nevada limited liability companies and the Nevada corporation listed on Schedule I hereto (the “Nevada Guarantors” and, together with the Company, the “Nevada Companies”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to $350,000,000 in aggregate principal amount of the Company’s 6% Senior Notes due 2025 (the “New Notes”) and the related guarantees of such New Notes (the “New Guarantees”) issued pursuant to that certain Indenture dated as of March 29, 2017 by and among Isle of Capri Casinos LLC (f/k/a Eagle II Acquisition Company LLC), a Delaware limited liability company (“Escrow Issuer”), a wholly-owned subsidiary of the Company, and U.S. Bank National Association as trustee, with the obligations of the Escrow Issuer thereunder assumed by the Company and the Guarantors named therein (including the Nevada Guarantors) pursuant to that certain Supplemental Indenture dated as of May 1, 2017 (the “Indenture”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Nevada Companies in connection with the authorization and issuance of the New Notes and the New Guarantees, all as referenced in the Registration Statement. For purposes of this opinion letter and except to the extent set forth in the opinions expressed below, we have assumed all such proceedings have been or will be timely completed in the manner presently proposed, and the terms of such issuance will be in compliance with applicable laws.

We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement and the Indenture, the form of the New Notes, the articles of organization and operating agreements of each of the Nevada Companies that is a limited liability company and the articles of incorporation and bylaws of each of the Nevada Companies that is a corporation, the resolutions of the board of directors, board of managers, sole member or ultimate sole member, as applicable, of each of the Nevada Companies with respect to the New Notes and the New Guarantees, good standing certificates dated as of a recent date with respect to each of the Nevada Companies, and such other documents, agreements, instruments and limited liability company records as we have deemed necessary or appropriate for the purpose of

September 11, 2017

issuing this opinion letter. We have obtained from officers and other representatives and agents of the Nevada Companies and from public officials, and have relied upon, such certificates, representations and assurance as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) the obligations of each party set forth in the documents we have received are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (ii) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct as to factual matters; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all limited liability company records made available to us by the Nevada Companies, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules, or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers.

Based on the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, we are of the opinion that:

1. The Company is validly existing as a corporation duly formed and in good standing under the laws of the State of Nevada. Each of the Nevada Guarantors that is a limited liability company is validly existing as a limited liability company and in good standing under the laws of the state of Nevada and the Nevada Guarantor that is a corporation is validly existing as a corporation and in good standing under the laws of the state of Nevada.

2. The Company has full corporate power and authority, and each of the Nevada Guarantors has the limited liability company power and authority or corporate power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture, including the New Notes and the New Guarantees as applicable.

September 11, 2017

3. Each of the Nevada Companies has duly authorized the execution and delivery of the Indenture, and the performance of its obligations thereunder, including the New Notes and the New Guarantees, as applicable, and the New Notes and the New Guarantees will be legally valid and binding obligations of the Company and the Nevada Guarantors, respectively, enforceable against the Company and the Nevada Guarantors, respectively, in accordance with their respective terms.

The opinions contained herein are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other laws now or hereafter in effect relating to or affecting the enforcement of creditor’s rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act (as codified in NRS Chapter 112), and any other laws, rules and regulations relating to fraudulent conveyances and transfers.

We hereby disclose to you that Donald L. Carano, a retired attorney who maintains an “of counsel” association with our law firm is the father of Gary L. Carano, Chairman of the Board of Directors and Chief Executive Officer of the Company, and is also a shareholder and executive officer in Recreational Enterprises, Inc., a material shareholder of the Company. Mr. Carano is not involved in the active practice of law or in the representation of the Company or any of its affiliates as an attorney, and has not been involved in the preparation or delivery of this statement of opinions.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly address by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Very truly yours,

McDONALD CARANO LLP

SCHEDULE I

NEVADA GUARANTORS

Eldorado Holdco LLC

Eldorado Resorts LLC

Eldorado Limited Liability Company

Eldorado Shreveport #1, LLC

Eldorado Shreveport #2, LLC

CCR Newco, LLC

Circus and Eldorado Joint Venture, LLC

CC-Reno LLC

IOC – Boonville, Inc.